UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

RENX ENTERPRISES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Brickell Ave, Floor 11 Suite 109,

Miami FL 33131

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (786) 808-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 11, 2026, RenX Enterprises Corp. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Index Equity US, LLC, a related party (the “Debtholder”), to exchange (the “Exchange”) $7,169,072.79 of principal and accrued interest outstanding (the “Outstanding Debt”) under an Amended and Restated Promissory Note, dated January 1, 2025 (originally issued by the Company to MCS Lending, LLC (a related party) and assigned to Debtholder on June 9, 2026) (the “Note”), for 7,169 shares (the “Preferred Shares”) of a newly designated series of Series C Convertible Preferred Stock (the “Preferred Stock”), convertible at an initial conversion price of $2.895 per share into 2,476,338.51 shares of common stock (the “Conversion Shares”) and a common stock purchase warrant (the “Warrant” and, together with the Preferred Shares, the “Securities”) to purchase up to 619,084 shares of the Company’s common stock (the “Common Stock”) exercisable at an initial exercise price of $2.895 per share, subject to, among other things, adjustment, shareholder approval (if required under Nasdaq rules) and certain beneficial ownership limitations. Pursuant to the Exchange Agreement, on June 11, 2026, the Company issued the Securities and the Outstanding Debt was cancelled.

Bjarne Borg, our director, is the manager of Index Equity US, LLC, the Debtholder.

The Preferred Stock

Certificate of Designation

The terms of the Preferred Stock are set forth in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”). On June 10, 2026, the Company filed the Certificate of Designation with the Delaware Secretary of State which sets forth the following key terms:

Par Value/Stated Value

The Preferred Stock has $0.001 par value and a stated value equal to $1,000.00.

Conversion Terms

Each share of Preferred Stock is initially convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, at $2.895 per share.

The conversion price is subject to standard proportional adjustment for stock dividends, stock splits or similar events, subject to a floor price of $1.50 (the “Floor Price”). The conversion price is also subject to the full-ratchet style adjustment for dilutive issuances (each a, “Dilutive Issuance”), subject to the Floor Price and with Exempt Issuances (as defined in the Certificate of Designations) carved out. If a holder elects to convert following a Dilutive Issuance that causes the conversion price to be less than the Floor Price, then the holder would receive the Conversion Shares based upon the Floor Price plus a cash true-up. The issuance of all of the Conversion Shares issuable upon conversion of the Preferred Stock, including, without limitation, to give full effect to any adjustment to the conversion price following any stock dividend, stock split or other share combination event or a Dilutive Issuance is subject to Company stockholder approval, to the extent required by the applicable rules and regulations of The Nasdaq Stock Market LLC. If the Preferred Stock were to fully convert (including if the conversion price is reduced to the Floor Price), the Company would issue up to 4,779,333 shares of Common Stock.

Limitations on Conversion

A holder of the Preferred Stock is prohibited from converting shares of Preferred Stock into shares of Common Stock (the “Beneficial Ownership Limitation”) if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, subject to adjustment by the holder to up to 19.99% of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion upon 61 days’ prior notice.

Dividend Terms

Dividends accrue on the Preferred Stock at the rate of 8% per annum, compounding quarterly and, if dividends are not paid in cash, the rate increases to 9% per annum. Dividends may be paid in cash from any funds legally available for the declaration of dividends, in additional shares of Preferred Stock, or by increasing the stated value on the Corporation’s books by the amount of the dividend. Dividends are payable as and when the Board of Directors of the Company may determine, upon liquidation and upon occurrence of a Fundamental Transaction (as such term is defined in the Certificate of Designation).

Rank; Liquidation Preference

The Preferred Stock ranks prior in and preference to the Common Stock and pari passu (unless otherwise agreed by holders of at least a majority of the outstanding shares of Preferred Stock) with the Company’s Series B Non-Voting Convertible Preferred Stock and any other series of the Corporation’s preferred stock with respect to payment of dividends and the consummation of any redemption. In the event of the liquidation, dissolution or winding-up of the Company (a “Liquidation”), whether voluntarily or involuntarily, the holders of Preferred Stock will be entitled to receive an amount in cash per share of Preferred Stock equal to 150% of the stated value of such shares prior and in preference to the Common Stock and pari passu with the Company’s Series B Non-Voting Convertible Preferred Stock and any other series of preferred stock.

Voting Rights

Holders of the Preferred Stock are entitled to vote on an as-converted basis alongside holders of Common Stock as a single class, subject to the Beneficial Ownership Limitation. In addition, as long as any shares of Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock, alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Preferred Stock, amend its certificate of incorporation in any manner that adversely affects any rights of the holders of Preferred Stock, increase the number of authorized shares of Preferred Stock, declare dividends on or redeem junior securities while accrued dividends remain unpaid, enter into affiliate transactions exceeding $1 million without disinterested director approval or enter into any agreement with respect to any of the foregoing.

Redemption

Holders of the Preferred Stock are entitled to redeem their shares after three years at a redemption price equal to 110% of the stated value of such shares, plus accrued and unpaid dividends. The Company may redeem all or part of the Preferred Shares at any time after the 24-month anniversary of the issuance date by giving the holder at least 30 days’ written notice. The buyback price depends on timing: 115% of stated value if redeemed between the 24-month and 36-month anniversaries, and 110% of stated value after the 36-month anniversary, in each case plus accrued and unpaid dividends.

In addition, in the event the Company enters into a transaction which results in a change of control of 50% or more of its then outstanding shares of Common Stock on a fully diluted basis, sells substantially all its assets, or effects a “going-private” transaction such that it is no longer a publicly reporting company, a holder of Preferred Stock will be entitled to redeem its shares at a redemption price equal to the greater of (i) the stated value of such shares, plus all accrued and unpaid dividends or (ii) the as-converted market value of the shares of Common Stock issuable upon conversion of the shares of Preferred Stock based on the average of the last closing price of the Common Stock during the five trading days preceding the date of the holder’s redemption notice.

The Warrant

Exercise Terms

The Warrants shall be immediately exercisable upon issuance, have a term of five years from the date of issuance, and be exercisable for shares of Common Stock at the Exercise Price of $2.895 per share; provided that the exercise price and number of shares of Common Stock issuable upon exercise of the Warrants are subject to customary adjustments pursuant to stock dividends, stock splits or similar events.

Fundamental Transaction

If a Fundamental Transaction (as such term is defined in the Warrant) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of the Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such Fundamental Transaction.

Rights of Holder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until the holder exercises the Warrant.

Limitations on Exercise

The holder of the Warrant is prohibited from exercising the Warrant for shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99%. The holder can elect a 19.99% cap instead, and any increase takes effect only 61 days after notice to the Company.

The Exchange Agreement

Pursuant to the Exchange Agreement, on June 11, 2026, the Company issued the Securities and the Outstanding Debt was cancelled. The Exchange Agreement contains customary representations and warranties and agreements by the Company and the Debtholder.

In the Exchange Agreement, the Debtholder acknowledged that the shares of Common Stock issuable upon conversion of the Preferred Shares and the exercise of the Warrants are subject to an exchange cap (as defined in the Certificate of Designation and the Warrants, respectively) such that the Company will not issue shares of Common Stock upon a conversion of the Preferred Shares or the exercise of the Warrants if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching its obligations under the rules or regulations of Nasdaq.

In the event the Company’s Common Stock is delisted from Nasdaq for 30 or more consecutive trading days without relisting on an approved exchange, the Exchange Agreement provides that the Debtholder may elect to, by written notice to the Company, exchange the Preferred Shares for an unsecured promissory note of the Company bearing 10% annual interest with a 24-month maturity.

The foregoing descriptions of the Certificate of Designation, Exchange Agreement and the Warrants are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 3.1, 10.1 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. When issuing the shares of Preferred Stock and the Warrant pursuant to the Exchange Agreement in exchange for the cancellation of the Note, the Company relied upon the exemption from the registration requirements of the Securities Act available under Section 3(a)(9) promulgated thereunder due to the fact that Company was the same issuer of the Note, the Debtholder did not pay any additional consideration besides cancelling the outstanding Note, the exchange was made with a current Company investor and the Company did not pay any commission or remuneration for the solicitation of the exchange. The shares of the Company’s Common Stock to be issued upon conversion of the Preferred Stock, to the extent issued, will also be issued pursuant to an exemption from the registration requirements of the Securities Act available under Section 3(a)(9) promulgated thereunder. The shares of Preferred Stock, the Warrant and the shares of Common Stock that may be issued upon conversion of the Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

The shares of the Company’s Common Stock to be issued upon exercise of the Warrant will be issued and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. In the Exchange Agreement, the Debtholder represented that it is an “accredited investor” as defined in Regulation D of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2023 Incentive Compensation Plan, as amended (the “2023 Plan”), to (i) increase the number of shares of Common Stock authorized for issuance under the 2023 Plan from 138,861 shares to 520,000 shares, and (ii) increase the total number of shares of Common Stock with respect to which awards may be granted to any non-employee director in his or her capacity as a non-employee director in any single calendar year by 72,500 shares to 75,000 shares. A summary of the material terms of the 2023 Plan is incorporated herein by reference from pages 54-61 of the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, as filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2026 (the “Proxy Statement”). A copy of the Plan Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Preferred Stock and the Certificate of Designation are incorporated herein by reference. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on eight proposals, each of which is listed below and described in more detail in the Company’s Proxy Statement. With respect to each proposal, holders of the Company’s Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of April 13, 2026 (the “Record Date”). On the Record Date there were 2,499,293 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

The following are the final results of voting on each of the proposals presented at the Annual Meeting:

Proposal 1 — Election of Class III Directors Proposal

The stockholders elected each of James D. Burnham and Peter G. DeMaria to serve as a Class III director until the 2029 Annual Meeting of Stockholders, based on the votes below:

	For	Withheld	Broker Non-Votes
James D. Burnham	556,017	15,984	427,279
Peter G. DeMaria	555,947	16,054	427,279

Proposal 2 — Auditor Ratification Proposal

The stockholders ratified the appointment of M&K CPAS PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, based on the votes below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
837,316	152,570	9,393	-

Proposal 3 — Additional February Warrant Exercise Proposal

The stockholders approved, pursuant to Nasdaq Rule 5635(d), the issuance of up to 862,335 shares of the Company’s Common Stock upon the exercise of certain warrants which were issued to investors in connection with the Company’s private placement offering that closed on February 17, 2026, based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
546,161	22,436	3,404	427,279

Proposal 4 — Initial April Note and Second April Note Conversion Proposal

The stockholders approved, pursuant to Nasdaq Rule 5635(d), of the issuance of up to 26,779,029 shares of the Company’s Common Stock upon the conversion of senior convertible notes (collectively, the “April Notes”) in the aggregate principal amount of up to $13.0 million (assuming such April Notes accrue interest at 10% for 12 months and that the conversion price is reduced to the floor price), which April Notes have been, or may in the future be, issued to investors pursuant to a Securities Purchase Agreement dated April 30, 2026 (the “April Purchase Agreement”), based on the votes below:

For	Against	Abstain	Broker Non-Votes
542,888	26,661	2,452	427,279

Proposal 5– Additional April Note Conversion Proposal

The stockholders approved, pursuant to Nasdaq Rule 5635(d), of the issuance of up to an additional 179,213,485 shares of the Company’s Common Stock upon the conversion of additional April Notes in the aggregate principal amount of up to $87.0 million (collectively, the “Additional April Notes”) (assuming such Additional April Notes accrue interest at 10% for 12 months and that the conversion price is reduced to the floor price), which Additional April Notes may in the future be issued to investors pursuant to the April Purchase Agreement, based on the votes below:

For	Against	Abstain	Broker Non-Votes
539,231	30,318	2,452	427,279

Proposal 6 - Reverse Stock Split Proposal

The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock, at a ratio of 1-for-5 to 1-for-10 (the “Range”), with the final ratio within such Range to be determined at the discretion of the Board and included in a public announcement, based on the votes below:

For	Against	Abstain	Broker Non-Votes
801,362	193,585	4,333	0

 Proposal 7– 2023 Plan Amendment Proposal

The stockholders approved an amendment to the Company’s 2023 Plan to (i) increase the number of shares of Common Stock authorized for issuance under the 2023 Plan from 138,861 shares to 520,000 shares, and (ii) increase the total number of shares of Common Stock with respect to which awards may be granted to any non-employee director in his or her capacity as a non-employee director in any single calendar year by 72,500 shares to 75,000 shares, based on the votes below:

For	Against	Abstain	Broker Non-Votes
541,578	28,484	1,939	427,279

Proposal 8– Adjournment Proposal

The stockholders approved an adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Additional February Warrant Exercise Proposal, the Initial April Note and Second April Note Conversion Proposal, the Additional April Note Conversion Proposal, the Reverse Stock Split Proposal or the 2023 Plan Amendment Proposal, based on the votes below. However, the Company elected not to adjourn the Annual Meeting, as such an adjournment was not necessary in light of the approval of the Additional February Warrant Exercise Proposal, the Initial April Note and Second April Note Conversion Proposal, the Additional April Note Conversion Proposal, the Reverse Stock Split Proposal and the 2023 Plan Amendment Proposal at the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
803,648	179,085	16,546	0

Item 7.01. Regulation FD Disclosure.

On June 11, 2026, the Company issued a press release (the “Press Release”) announcing the Exchange. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished and shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed or furnished, as applicable, with this Report:

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock
4.1	Warrant, dated June 11, 2026
10.1	Exchange Agreement, dated June 11, 2026
10.2	Amendment No. 2 to the Safe and Green Development 2023 Incentive Compensation Plan
99.1	Press Release, dated June 11, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2026	RENX ENTERPISES CORP.

	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer